                                                                   Exhibit 10.18


                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made and entered into the 15/th /day of November, 1996 by and between UNCLE B'S BAKERY, INC., an Iowa corporation ("Borrower"), and CREDITANSTALT CORPORATE FINANCE, INC., a Delaware corporation ("Lender").


                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement, dated as of July 12, 1995 (the "Loan Agreement"), which currently provides for a term loan in the original principal amount of Six Million Nine Hundred Thousand Dollars ($6,900,000) and for a revolving credit facility from Lender to Borrower in the aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) at any one time outstanding;

     WHEREAS, the Loan Agreement was amended October 28, 1996 pursuant to the Waiver and First Amendment to the Loan and Security Agreement;

     WHEREAS, Borrower has requested that Lender make an additional loan under the Loan Agreement in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000), thereby increasing the aggregate principal amount outstanding under the term facility; and

     WHEREAS, Lender has agreed to grant Borrower's request, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   DEFINED TERMS.   Capitalized terms used herein and not otherwise
defined shall have the meanings ascribed to such terms in the Loan Agreement, to the extent defined therein.

     2.   AMENDMENTS.

          2.1 Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Base Lending Rate" in its entirety and substituting in lieu thereof a new definition of "Base Lending Rate" to read as follows:

               "Base Lending Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) a rate announced by Creditanstalt-Bankverin from time to time at its principal office in Greenwich, Connecticut, as its prime date for domestic (United States) commercial loans in effect on such date; (b) the Federal Funds Rate in effect on such date plus one-half percent (1/2%). The Base Lending Rate is not necessarily intended to be the lowest rate of interest charge by Creditanstalt-Bankverin in connections with extension of credit. Each change in the Base Lending Rate shall result in the corresponding change in the interest rates hereunder with respect to a Base Rate Loan and such change shall be effective on the effective date of such change in the Base Lending Rate.

          2.2 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Business Day" in its entirety and substituting in lieu thereof a new definition of "Business Day" to read as follows:

               "Business Day" shall mean a day on which Banks are not required or authorized to close in Greenwich, Connecticut and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on a Continuation or Conversion of or into, or an Interest Period for a Eurodollar Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, which is also a day on which dealings by and between banks in U.S. dollar deposits are carried out in the interbanks Eurodollar market.

          2.3 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Creditanstalt-Bankverein" in its entirety and substituting in lieu thereof a new definition of "Creditanstalt-Bankverein" to read as follows:

               "Creditanstalt-Bankverin" shall mean Creditanstalt-Bankverin, an Austrian Banking Corporation, having offices at 2 Greenwich Plaza, 4/th/ Floor, Greenwich, Connecticut 06830, and its successors and assigns.

          2.4 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Federal Funds Rate" in its entirety and substituting in lieu thereof a new definition of "Federal Funds Rate" to read as follows:

     "Federal Funds Rate" shall mean, for any day, the overnight Federal Funds Rate in Greenwich, Connecticut, as published for such day (or, if such day is not a Connecticut Business Day, for the next proceeding Business Day) in the Federal Reserve Statistical Release H.15(519) or any successor publication, or if such rate is not so published for any day which is a Connecticut Business Day, the average of the quotations for such day on over night Federal Funds transactions in Connecticut received by the Lender from three Federal Funds Brokers of recognized standing collected by the Lender.

          2.5 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Quoted Rate" in its entirety and substituting in lieu thereof a new definition of "Quoted Rate" to read as follows:

               "Quoted Rate" shall mean, when used with respect to an Interest Period for a Eurodollar Loan, the quotient of (i) the offered rate quoted by Creditanstalt-Bankverin in the interbank in the Eurodollar market in Greenwich, Connecticut or

          London, England on or about 11:00 a.m. (prevailing Eastern or London time, as the case may be) two Business Days prior to such Interest Period for U.S. dollar deposits in an aggregate amount comparable to the principal amount of the Eurodollar Loan to which the Quoted Rate is to be applicable and for a period comparable to such Interest Period, divided by (ii) one minus the Reserved Percentage. For purposes of this definition, (a) "Reserved Percentage" shall mean with respect to any Interest Period, the percentage which is in effect on the first day of such Interest Period under Regulation D as the maximum reserved requirement from member banks of the Federal Reserve System in Greenwich, Connecticut with deposits comparable an amount to those of Creditanstalt-Bankverin against Eurocurrency Liabilities (b) "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D, as in effect from time to time. The Quoted Rate for the applicable period shall be adjusted automatically on as of the effective date of any change in the applicable Reserved Percentage.

          2.6 Section 1.1 of the Loan Agreement is hereby further amended by inserting the following new definitions in their correct alphabetical order:

               "Additional Term Loan" shall have the meaning given such term in
          Section 2.2 hereof.

               "Original Term Loan" shall have the meaning given such term in
          Section 2.2 hereof.

          2.7 Section 2.2 of the Loan Agreement is hereby further amended by deleting Section 2.2 thereof in its entirety and by substituting therefor a new
Section 2.2 to read as follows:

               2.2  TERM LOAN.

                    (a) The Lender made Term Loans (the "Original Term Loan") to Borrower in the principal amount of Six Million Nine Hundred Thousand Dollars ($6,900,000), the outstanding principal balance of which is $6,900,000 as of the date hereof. Subject to the terms and conditions hereof and provided there exists no Default or Event of Default, Lender agrees to make an additional Term Loan (the "Additional Term Loan") to Borrower in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000), which Additional Term Loan shall be
          (i) disbursed on the date hereof (ii) consolidated with the Original Term Loan, (the Original Term Loan and the Additional Term Loan, as so consolidated, being hereinafter referred to as the "Term Loan") in a principal amount of Seven Million One Hundred and Fifty Thousand Dollars ($7,150,000). The Term Loan shall be evidenced by a promissory note, substantially in the form of Exhibit A attached hereto, payable to Lender in the principal amount of $7,150,000 (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof, in whole or in part, the "Term Note").

                    (b) The principal amount of the Term Loan shall be repayable in twenty (20) quarterly installments of principal, payable on each Amortization Date, commencing August 1, 1997, with the first nineteen (19) such installment each being in the amount of to One Hundred Seventy Eight Thousand Seven Hundred Fifty Dollars ($178,750) and the twentieth (20/th/) such installment being in an amount equal to the outstanding principal balance thereof, payable on the Final Maturity Date.

          2.8 Section 2.3 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section 2.3 in lieu thereof:

               2.3 BORROWING PROCEDURES. Borrower shall give the Lender notice of each request for loan hereinunder in accordance with Section 2.11. The Lender shall, subject to the terms and conditions of this Agreement, not later than 2:00 p.m. (prevailing Eastern time) on the Business Day specified for such borrowing, make such amount available to Borrower in same day funds at the principal office of Creditanstalt-Bankverin or at such other place in the continental United States as Lender shall designate.

          2.9 Section 2.9(a) of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section 2.9(a) in lieu thereof:

               (a) Each payment by the Borrower to Lender pursuant to this Agreement or the Notes shall be made prior to 1:00 p.m. (prevailing Eastern time) on the date due and shall be made without set-off-or counterclaim to the account of the Lender maintained with Creditanstalt-Bankverin in Greenwich, Connecticut or at such other place or places as Lender may designate from time to time in writing to Borrower. Each such payment shall be in lawful currency of the United States of America in immediately available funds.

          2.10 Section 2.11 of the Loan Agreement is hereby amended by deleting the reference to "New York" time contained in the seventh and eighth line thereof and replacing it with a reference to "prevailing Eastern" time.

          2.11 The Loan Agreement is hereby further amended by deleting Exhibit C, the Form of Term Note, attached thereto and substituting a new Exhibit C thereto in the form of Exhibit A attached hereto and incorporated herein by reference.

          2.12  The Loan Agreement is hereby further amended by deleting
Schedule 5.5 of the Loan Agreement in its entirety and substituting a new
Schedule 5.5 in the form of Schedule 5.5 attached hereto and incorporated by reference.

     3. EXPENSES. Borrower agrees to pay, immediately upon demand by Lender, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment.

     4. DEFAULTS HEREUNDER. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Documents and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Agreement, any of the other Loan Documents and applicable law.

     5. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Borrower under the Loan Agreement and the Loan Documents shall be true and correct in all material respects as of the date hereof with the same force and effect as if made on and as the date hereof except for such changes in such representations and warranties which do not constitute a Default or Event of Default, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Bank pursuant to Section 6.2 of the Loan Agreement or otherwise. Borrower further represents and warrants to Lender on and as of the date of this Amendment, and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

     6. NO MATERIAL ADVERSE CHANGE. Since September 30, 1996, there has not occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower, or any event, condition, or state of facts which would be expected to have a Material Adverse Effect subsequent to the date hereof.

     7. CONDITIONS PRECEDENT. This Amendment shall not become effective unless and until the Lender shall have received the following documents, each duly executed and delivered to Lender, and each to be satisfactory in form and substance to Lender and its counsel:

     (a)  the Amendment;

     (b)  the Replacement Term Note, in the form of Exhibit A attached hereto;

     (c) a certificate signed by the president and chief financial officer of Borrower, stating that, giving effect to this Amendment, the representations and warranties set forth in Article 5 of the Loan Agreement are true and correct in all material respects on the date hereof, Borrower is on the date hereof in compliance with all the terms and conditions set forth in the Loan Agreement, as amended hereby, and the Loan Documents on its part to be observed, performed, and on the date hereof, after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing;

     (d) a certificate of the Secretary of Borrower certifying that attached thereto is a true and correct copy of the resolutions adopted by its Board of Directors, authorizing the execution, delivery and performance of the Amendment, the Replacement Term Note and the other documents contemplated hereby;

     (e) the written opinion of Dorsey & Whitney, L.L.P., counsel to Borrower, in the form and substance satisfactory to Lender;

     (f) such other documents, instruments and agreements with respect to the transactions contemplated by this Amendment, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to Lender, and containing, without limitation, representations and warranties which are customary and usual in such documents.

     8. REFERENCES IN LOAN DOCUMENTS. All references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement as amended hereby and as the same may hereafter be amended from time to time.

     9. NO CLAIMS, OFFSET. Borrower hereby represents, warrants, acknowledges and agrees to and with Lender that (a) Borrower does not hold or claim any right of action, claim, cause of action or damages, either at law or in equity, against Lender which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Loan Agreement and the Loan Documents or which are based upon acts or omissions of Lender in connection therewith and (b) the Obligations are absolutely owed to Lender, without offset, deduction or counterclaim.

     10. NO NOVATION. The terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement. Instead, it is the express intention of the parties hereto to affirm the Loan Agreement and the security created thereby.

     11. LIMITATION OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement or any of the other Loan Documents, each of which is hereby ratified and reaffirmed, and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement. Any signature page to this Amendment may be witnessed by a telecopy or other facsimile of any original signature page or any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

     13. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     14. SECTION REFERENCES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     15. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.


                                        "BORROWER"

                                        UNCLE B' BAKERY, INC.


                                        By:      /s/ William T. Rose, Jr.
                                                 -----------------------------
                                                 William T. Rose, Jr.
                                                 President


                                        Attest:  /s/ Wm. Howard McClennan, Jr.
                                                 -----------------------------
                                                 Wm. Howard McClennan, Jr.
                                                 Secretary



                      [Signatures Continued On Next Page]

                   [Signatures Continued From Previous Page]


                                        "LENDER"

                                        CREDITANSTALT CORPORATE FINANCE, INC.


                                        By:    /s/  Robert M. Biringer
                                             ------------------------------
                                             Robert M. Biringer
                                             Executive Vice President


                                        By:    /s/  Scott Kray
                                             ------------------------------
                                             Scott Kray
                                             Senior Associate

                                   EXHIBIT A
               TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                         DATED AS OF NOVEMBER 15, 1996

                               FORM OF TERM NOTE


$7,150,000                                             GREENWICH, CONNECTICUT
                                                       AS OF _____________, 1996


          FOR VALUE RECEIVED, the undersigned UNCLE B'S BAKERY, INC., an Iowa corporation (hereinafter referred to as "Maker"), promises to pay to the order of CREDITANSTALT CORPORATE FINANCE, INC. (hereinafter to as the "Holder"), at Holder's office located at Two Greenwich Plaza, Greenwich, Connecticut 06830, or at such other place as Holder may from time to time designate in writing, the principal sum of Seven Million One Hundred Fifty Thousand United States Dollars (U.S. $7,150,000), payable in twenty (20) quarterly installments of principal, payable on each Amortization Date, as defined in the Loan Agreement referred to below, commencing August 1, 1997 with the first nineteen (19) such installments each being in an amount of One Hundred Seventy Eight Thousand Seven Hundred and Fifty Dollars ($178,750) and the twentieth (20/th/) and final installment being an amount equal to the then-outstanding unpaid aggregate principal amount of the Term Loan, payable on the Final Maturity Date.

          Interest on the principal balance from time to time outstanding hereunder shall accrue at the rates and shall be payable in the manner set forth in the Loan Agreement referred to below. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, Holder shall promptly refund such excess interest to Maker.

          This Note is, in part, a replacement note for that certain Promissory Note dated July 12, 1995 in the principal amount of Six Million Nine Hundred Thousand Dollars ($6,900,000) executed by Maker in favor of Holder and is the Term Note referred to in that certain Loan and Security Agreement dated July 12, 1995, by and between Maker and Holder (as may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). This Note is subject to all of the terms and conditions of the Loan Agreement, including, but not limited to, those relating to prepayments hereon, and those relating to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement) or the reduction of the Term Loan Commitment. Payment of this Note is secured by the "Collateral", the "Realty" and any "Additional Realty" (as such terms are defined in the Loan Agreement). All prepayments under this Note shall be applied to the principal installments hereof in the inverse order of their maturities.

          In the event that all or any portion of the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Maker all costs of collection, including reasonable attorneys' fees.

          Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense or want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

          THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSE OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA OR IN WHICH ANY COLLATERAL IS LOCATED.

          MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE THE LOANS EVIDENCED BY THIS NOTE TO MAKER.

          IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the day and year first written above.

                                       UNCLE B'S BAKERY, INC., an Iowa
                                       corporation

                                            /s/ William T. Rose, Jr.
                                       By:  William T. Rose, Jr.
                                            --------------------------------
                                            Title: President
                                                   -------------------------



                                       Attest: /s/ Wm. Howard McClennan, Jr.
                                               Wm. Howard McClennan, Jr.
                                            ---------------------------------
                                            Title:  Secretary
                                                    -------------------------

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